UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 24, 2011

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Nexxus Lighting, Inc. (the “Company”) 2011 Annual Meeting of Stockholders was held on May 24, 2011. As of April 4, 2011, the record date for the Annual Meeting, 16,441,639 shares were issued, outstanding and entitled to vote. A summary of the matters voted upon by the stockholders is set forth below.

1. The Company’s stockholders voted to elect the following persons as directors to serve until the next annual meeting and until their successors have been elected and qualified. The voting results were as follows:

Directors	Votes For	Votes Withheld	Votes Abstain	Broker Non-Votes

Michael Bauer	3,814,928	834,663	0	0
Michael Brown	4,298,992	350,599	0	0
Patrick Doherty	3,608,617	1,040,974	0	0
Edgar Protiva	4,310,292	339,299	0	0
Chris Richardson	4,307,692	341,899	0	0
William Yager	4,310,292	339,299	0	0

2. The Company’s stockholders voted to approve a proposal to amend the Company’s Certificate of Incorporation to increase the authorized shares of common stock available for issuance thereunder from 25,000,000 to 30,000,000 shares. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

11,215,975	1,108,113	49,574	0

3. The Company’s stockholder’s voted to approve a proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

12,244,561	76,134	52,966	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 27, 2011	NEXXUS LIGHTING, INC.

/s/ Gary R. Langford
Name: Gary R. Langford
Title: Chief Financial Officer